UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the shareholders of Digital Ally, Inc. (the “Company”) approved the adoption of the Company’s 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”) at the Company’s annual meeting of shareholders.

The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, a copy of which was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission.

The 2008 Plan authorizes the Company to grant (i) to employees incentive stock options to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards and (ii) to non-employee directors non-qualified stock options and restricted stock. The Company may also award stock appreciation rights to the foregoing parties. The 2008 Plan authorizes the Company to issue 1,000,000 shares of common stock upon exercise of such options and grant of restricted stock awards and stock appreciation rights. The 2008 Plan will be administered by the Compensation Committee of the Board of Directors or the full Board of Directors.

Unless earlier terminated by the Board of Directors, the 2008 Plan will terminate on January 2, 2018.

Item 8.01	Other Events.

Also on May 1, 2008, the shareholders at the annual meeting elected five persons to serve on the Company’s Board of Directors: Stanton E. Ross, Leroy C. Richie, Daniel F. Hutchins, Edward Juchniewicz, and Elliot M. Kaplan. Each of the directors will serve until the Company’s next annual meeting of shareholders or until a successor is elected and qualified.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008

DIGITAL ALLY, INC.

By:	/s/ STANTON E. ROSS
Name: Stanton E. Ross
Title: Chairman, President and Chief Executive Officer